Exhibit 8.1

List of Subsidiaries

#	Company Name	Country
Wholly owned subsidiaries
1.	141 Union Company	United States of America
2.	Agnew Pastoral Company Pty Ltd	Australia
3.	Albion Downs Pty Limited	Australia
4.	Araguaia Participaçóes Ltda	Brazil
5.	BHP (AUS) DDS Pty Ltd	Australia
6.	BHP (Towage Services) Pty Ltd (a)(b)	Australia
7.	BHP Aluminium Australia Pty Ltd	Australia
8.	BHP Billiton (UK) DDS Limited	United Kingdom
9.	BHP Billiton (UK) Limited	United Kingdom
10.	BHP Billiton Brasil Ltda	Brazil
11.	BHP Billiton Company B.V.	Netherlands
12.	BHP Billiton Finance (USA) Limited	Australia
13.	BHP Billiton Finance B.V.	Netherlands
14.	BHP Billiton Finance Limited	Australia
15.	BHP Billiton Finance Plc	United Kingdom
16.	BHP Billiton Freight Singapore Pte Limited	Singapore
17.	BHP Billiton Group Limited	United Kingdom
18.	BHP Billiton Holdings Limited	United Kingdom
19.	BHP Billiton International Metals B.V.	Netherlands
20.	BHP Billiton International Services Limited	United Kingdom
21.	BHP Billiton International Trading (Shanghai) Co. Ltd	China
22.	BHP Billiton Marketing AG	Switzerland
23.	BHP Billiton Marketing Asia Pte Ltd	Singapore
24.	BHP Billiton Marketing UK Limited	United Kingdom
25.	BHP Billiton Petroleum Great Britain Limited	United Kingdom
26.	BHP Billiton Services Jersey Limited	Jersey
27.	BHP Billiton SSM Development Pty Ltd	Australia
28.	BHP Billiton SSM Indonesia Pte Ltd	Indonesia
29.	BHP Billiton Sustainable Communities	United Kingdom
30.	BHP Billiton Technology (Shanghai) Co Ltd	China
31.	BHP Billiton UK Holdings Limited	British Virgin Islands
32.	BHP Billiton UK Investments Limited	British Virgin Islands
33.	BHP BK Limited	United Kingdom
34.	BHP Canada Inc.	Canada
35.	BHP Capital No. 20 Pty Limited	Australia
36.	BHP Chile Inc.	United States of America
37.	BHP Chile Inversiones Limitada	Chile
38.	BHP Coal Pty Ltd (a)(b)	Australia
39.	BHP Copper Inc.	United States of America
40.	BHP Direct Reduced Iron Pty Limited (a)	Australia
41.	BHP Energy Coal Australia Pty Ltd	Australia
42.	BHP Escondida Inc.	United States of America
43.	BHP Exploration Chile SpA	Chile
44.	BHP Finance (International) Inc.	United States of America
45.	BHP Finance Limited	United Kingdom

46.	BHP Foreign Holdings Inc.	United States of America
47.	BHP Foundation	United States of America
48.	BHP Freight Pty Ltd (a)	Australia
49.	BHP Group (UK) Ltd	United Kingdom
50.	BHP Group Holdings Limited	United Kingdom
51.	BHP Group Operations Pty Ltd (a)(b)	Australia
52.	BHP Holdings (International) Inc.	United States of America
53.	BHP Holdings (USA) Inc.	United States of America
54.	BHP Holdings International (Investments) Inc.	United States of America
55.	BHP Holdings Limited	United Kingdom
56.	BHP Innovation Pty Ltd (a)	Australia
57.	BHP Internacional Participaçóes Ltda	Brazil
58.	BHP International Finance Corp	United States of America
59.	BHP International Services Limited	United Kingdom
60.	BHP Investments Canada Inc	Canada
61.	BHP IO Mining Pty Ltd	Australia
62.	BHP IO Workshop Pty Ltd	Australia
63.	BHP Iron Ore Holdings Pty Ltd	Australia
64.	BHP Iron Ore Pty Ltd (a)(b)	Australia
65.	BHP Japan Limited	Japan
66.	BHP Lonsdale Investments Pty Ltd (a)	Australia
67.	BHP Manganese Australia Pty Ltd	Australia
68.	BHP Marine & General Insurances Pty Ltd	Australia
69.	BHP Marketing North America Inc.	United States of America
70.	BHP Marketing Services India Pvt Ltd	India
71.	BHP Marketing UK Limited	United Kingdom
72.	BHP Metals Exploration Pty Ltd	Australia
73.	BHP MetCoal Holdings Pty Ltd (a)(b)	Australia
74.	BHP Mineral Resources Inc.	United States of America
75.	BHP Minerals (Shanghai) Co., Ltd	China
76.	BHP Minerals Europe Limited	United Kingdom
77.	BHP Minerals Exploration Inc.	United States of America
78.	BHP Minerals Holdings Proprietary Limited (a)(b)	Australia
79.	BHP Minerals India Private Limited	India
80.	BHP Minerals International Exploration Inc.	United States of America
81.	BHP Minerals International LLC	United States of America
82.	BHP Minerals Pty Ltd (a)(b)	Australia
83.	BHP Minerals Service Company	United States of America
84.	BHP New Mexico Coal Inc.	United States of America
85.	BHP Nickel Operations Pty Ltd	Australia
86.	BHP Nickel West Pty Ltd (a)(b)	Australia
87.	BHP Olympic Dam Corporation Pty Ltd (a)(b)	Australia
88.	BHP Peru Holdings Inc.	United States of America
89.	BHP Pty Ltd	Australia
90.	BHP Queensland Coal Investments Pty Ltd	Australia
91.	BHP Queensland Coal Limited	United States of America
92.	BHP Resolution Holdings LLC	United States of America
93.	BHP Shared Business Services Pty Ltd	Australia
94.	BHP Shared Services Malaysia Sdn. Bhd.	Malaysia
95.	BHP SSM Indonesia Holdings Pty Ltd	Australia
96.	BHP SSM International Pty Ltd	Australia

97.	BHP Titanium Minerals Pty Ltd	Australia
98.	BHP Towage Services (Boodarie) Pty Ltd	Australia
99.	BHP Towage Services (Iron Brolga) Pty Ltd	Australia
100.	BHP Towage Services (Iron Corella) Pty Ltd	Australia
101.	BHP Towage Services (Iron Ibis) Pty Ltd	Australia
102.	BHP Towage Services (Iron Kestrel) Pty Ltd	Australia
103.	BHP Towage Services (Iron Osprey) Pty Ltd	Australia
104.	BHP Towage Services (Iron Whistler) Pty Ltd	Australia
105.	BHP Towage Services (Mallina) Pty Ltd	Australia
106.	BHP Towage Services (Mount Florance) Pty Ltd	Australia
107.	BHP Towage Services (RT Atlantis) Pty Ltd	Australia
108.	BHP Towage Services (RT Clerke) Pty Ltd	Australia
109.	BHP Towage Services (RT Darwin) Pty Ltd	Australia
110.	BHP Towage Services (RT Discovery) Pty Ltd	Australia
111.	BHP Towage Services (RT Endeavour) Pty Ltd	Australia
112.	BHP Towage Services (RT Enterprise) Pty Ltd	Australia
113.	BHP Towage Services (RT Imperieuse) Pty Ltd	Australia
114.	BHP Towage Services (RT Inspiration) Pty Ltd	Australia
115.	BHP Towage Services (RT Rotation) Pty Ltd	Australia
116.	BHP Towage Services (RT Sensation) Pty Ltd	Australia
117.	BHP Towage Services (RT Tough) Pty Ltd	Australia
118.	BHP WAIO Pty Ltd (a)(b)	Australia
119.	BHP Western Mining Resources International Pty Ltd	Australia
120.	BHP World Exploration Inc.	Canada
121.	BHP Yakabindie Nickel Pty Ltd (a)(b)	Australia
122.	Billiton Australia Finance Pty Ltd	Australia
123.	Billiton Development B.V.	Netherlands
124.	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
125.	Billiton Guinea B.V.	Netherlands
126.	Billiton Investment 3 B.V.	Netherlands
127.	Billiton Investment 8 B.V.	Netherlands
128.	Billiton Investments Ireland Limited	Ireland
129.	Billiton Marketing Holding B.V.	Netherlands
130.	Billiton Suriname Holdings B.V.	Netherlands
131.	Broadmeadow Mine Services Pty Ltd (a)	Australia
132.	Carson Hill Gold Mining Corporation	United States of America
133.	Central Queensland Services Pty Ltd (a)	Australia
134.	Cerro-Quebrado S.A.	Ecuador
135.	Coal Mines Australia Pty Ltd	Australia
136.	Compañía Minera Cerro Colorado Limitada	Chile
137.	Consolidated Nominees Proprietary Limited	South Africa
138.	Global BHP Copper Ltd	Cayman Islands
139.	Hay Point Services Pty Limited (a)	Australia
140.	Hunter Valley Energy Coal Pty Ltd	Australia
141.	Jenipapo Recursos Naturais Ltda	Brazil
142.	Marcona International S.A.	Panama
143.	Minera Spence SA	Chile
144.	Mt Arthur Coal Pty Limited	Australia
145.	Mt Arthur Underground Pty Ltd	Australia
146.	OS ACPM Pty Ltd (a)(b)	Australia
147.	OS MCAP Pty Ltd (a)	Australia

148.	Phoenix Mining Finance Company Proprietary Limited	South Africa
149.	Pilbara Gas Pty Limited (a)	Australia
150.	PT BHP Billiton Indonesia	Indonesia
151.	PT Billiton Indonesia	Indonesia
152.	RAL Cayman Inc.	Cayman Islands
153.	Rio Algom Exploration Inc.	Canada
154.	Rio Algom Investments (Chile) Inc.	Canada
155.	Rio Algom Limited	Canada
156.	Rio Algom Mining LLC	United States of America
157.	Riocerro Inc.	Cayman Islands
158.	Riochile Inc.	Cayman Islands
159.	Stein Insurance Company Limited	Guernsey
160.	Tamakaya Energia SpA	Chile
161.	The Broken Hill Proprietary Company Pty Ltd (a)(b)	Australia
162.	UMAL Consolidated Pty Ltd (a)(b)	Australia
163.	United Iron Pty Ltd	Australia
164.	Westminer Insurance Pte Ltd	Singapore
165.	WMC (Argentina) Inc.	United States of America
166.	WMC Corporate Services Inc.	United States of America
167.	WMC Finance (USA) Limited	Australia
168.	WMC Mineracao Ltda.	Brazil

Subsidiaries where effective interest is less than 100 per cent
169.	BHP Billiton (Philippines) Inc. (99.99%)	Philippines
170.	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
171.	BHP Shared Services Philippines Inc. (99.99%)	Philippines
172.	Cerro-Yatsur S.A. (51%)	Ecuador
173.	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
174.	Kelti S.A. (57.5%)	Chile
175.	Minera Escondida Ltda (57.5%)	Chile
176.	QNI Philippines Inc. (99.99%)	Philippines

Joint operations
177.	Mt Goldsworthy (85%)	Australia
178.	Mt Newman (85%)	Australia
179.	Posmac (65%)	Australia
180.	Yandi (85%)	Australia
181.	Central Queensland Coal Associates (50%)	Australia
182.	Gregory (50%)	Australia
183.	BHP SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada
184.	BM Alliance Coal Marketing Pty Limited (50%)	Australia
185.	BM Alliance Coal Operations Pty Limited (50%)	Australia
186.	BM Alliance Marketing Pte Ltd (50%)	Singapore
187.	BMA Japan KK (50%)	Japan
188.	South Blackwater Coal Pty Limited (50%)	Australia
189.	SolGold Plc (13.56%)	United Kingdom

Joint ventures and associates
190.	Compañía Minera Antamina S.A. (33.75%)	Peru
191.	Global HubCo B.V. (33.33%)	Netherlands
192.	NCIG Holdings Pty Ltd (27.98%)	Australia
193.	Resolution Copper Mining LLC (45%)	United States of America
194.	RightShip Pty Limited (33.33%)	Australia
195.	Samarco Mineração S.A. (50%)	Brazil

Minority Investments
196.	Commonwealth Steamship Insurance Company Pty Limited (29.72%)	Australia
197.	Interstate Steamship Insurance Company Pty Ltd (24.91%)	Australia
198.	Pilbara Pastoral Company Pty Limited (25%)	Australia
199.	Ponta Ubu Agropecuária Ltda. (49%)	Brazil

(a)	These companies are parties to the Limited Deed of Cross Guarantee (Deed) and members of the Closed Group as at 30 June 2022.

(b)	These companies are parties to the Deed and are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgement of financial reports and Directors’ reports.

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